Exhibit 99.1

FOR IMMEDIATE RELEASE

SENSEONICS HOLDINGS, INC. REPORTS FIRST QUARTER 2016 FINANCIAL RESULTS

GERMANTOWN, MD, May 12, 2016 —Senseonics Holdings, Inc. (NYSE-MKT: SENS),  a medical technology company focused on the development and commercialization of a long-term, implantable continuous glucose monitoring (CGM) system for people with diabetes, today  reported financial results for the first quarter ended March 31, 2016.

RECENT HIGHLIGHTS & ACCOMPLISHMENTS:

•	Initiated the multi-center PRECISE II pivotal clinical trial in the United States to demonstrate safety and effectiveness of the EversenseTM Continuous Glucose Monitoring System.
•	Completed enrollment for the U.S. pivotal trial being conducted at 8 sites and including 90 subjects. The clinical trial population consists of adults with diabetes at least 18 years of age.
•	Completed an initial public offering (IPO), raising net proceeds of $44.8 million to the company, including the partial exercise of the underwriters’ overallotment option.
•	Received CE Mark approval for Eversense CGM System.

"We are off to a strong start in 2016 and are pleased with the progress we have made, including the recently announced CE Mark approval of our Eversense System,” said Tim Goodnow, Chief Executive Officer of Senseonics. “The successful completion of our initial public offering provides us with capital to fund our strategic objectives. I am fortunate to be leading a talented team as we work together to bring our unique technology to people with diabetes. We look forward to commercializing the Eversense System in select European markets in the near future.”

FIRST QUARTER 2016 RESULTS:

Net loss was $11.2 million, or $0.15 per share, in the first quarter of 2016, compared to $5.7 million, or $2.94 per share, in the first quarter of 2015. First quarter of 2016 net loss per share based on 77.3 million weighted average shares outstanding after giving effect to our IPO, compared to 1.9 million weighted average shares outstanding in the first quarter of 2015.

First quarter sales and marketing expenses increased $0.3 million year-over year, to $0.6 million, compared to $0.3 million last year. The increase in sales and marketing expenses was primarily related to investments in additional headcount in advance of the Company’s planned commercial launch of Eversense in Europe.  On a sequential quarter comparison, first quarter 2016 sales and marketing expense increased by $0.1 million, or 27%, compared to fourth quarter 2015.

First quarter research and development expenses increased $2.7 million year-over-year, to $6.4 million, compared to compared to $3.7 million last year. The increase in research and development expense was primarily driven by product development expenses for future versions of Eversense and clinical trial costs related to the initiation of our U.S. pivotal trial. On a sequential quarter comparison, first quarter 2016 research and development expenses increased $1.7 million, or 36%. The primary driver behind this increase is the initiation, and completion of enrollment, for the U.S. pivotal trial.

First quarter general and administrative expenses increased $2.5 million year-over-year, to $3.9 million, compared to $1.4 million last year. The increase in general and administration expenses was driven primarily by salaries and related costs,  including non-cash stock-based compensation for additional headcount to support operations as a public company. On a sequential quarter comparison, first quarter 2016 general and administrative expenses increased $0.9 million, or 30%. The primary driver of this increase was a $1.4 million increase in non-cash stock-based compensation expense..

As of March 31, 2016, cash and equivalents were $37.4 million and outstanding indebtedness of approximately $10 million, compared to cash and equivalents of $3.9 million and outstanding indebtedness of $10 million, as of December

31, 2015. In March 2016, the Company completed its initial public offering of 15.8 million shares, raising net proceeds of approximately $40.9 million, after deducting underwriting discounts and commissions and offering expenses of approximately $4.1 million. In April 2016, the underwriters for the Offering partially exercised their option to purchase additional shares of common stock by purchasing an additional 1.4 million shares, from which we received additional net cash proceeds of approximately $3.9 million. Information on the use of proceeds of the Company’s IPO was contained in the prospectus filed with the SEC on March 17, 2016.

CONFERENCE CALL AND WEBCAST INFORMATION

Company management will host a conference call at 4:30 pm (Eastern Time) today, May 12, 2016, to discuss these financial results. This conference call can be accessed live by telephone or through Senseonics’ website.

(877)344-7529	http://www.senseonics.com and select the “Investor Relations” section
Live Teleconference Information: Dial in number: (877)883-0383 International dial in: (412)902-6506	Live Webcast Information: Visit http://www.senseonics.com and select the “Investor Relations” section

A replay of the call can be accessed on Senseonics’ website http://www.senseonics.com under “Investor Relations.”

About Senseonics

Senseonics Holdings, Inc. is a medical technology company focused on the design, development and commercialization of glucose monitoring products designed to help people with diabetes confidently live their lives with ease. Our first generation continuous glucose monitoring (CGM) system, Eversense, includes a small sensor, smart transmitter and mobile application. Based on fluorescence sensing technology, the sensor is designed to be inserted subcutaneously and communicate with the smart transmitter to wirelessly transmit glucose levels to a mobile device. After insertion, the sensor is designed to continually and accurately measure glucose levels.

SAFE HARBOR STATEMENT

Certain statements contained in this press release, other than statements of fact that are independently verifiable at the date hereof, may constitute “forward-looking statements.” These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, including statements concerning the commercial launch of Eversense, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control. Other risks and uncertainties are more fully described in the section entitled “Risk Factors” in Senseonics Holdings, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 19, 2016 and its other SEC filings. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. Unless otherwise required by applicable securities laws, we do not intend, nor do we undertake any obligation, to update or revise any forward-looking statements contained in this news release to reflect subsequent information, events, results or circumstances or otherwise. While we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR CONTACT R. Don Elsey Chief Financial Officer 301.556.1602 don.elsey@senseonics.com

FINANCIAL STATEMENTS TO FOLLOW:

Senseonics Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2016	2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$37,362	$3,939
Prepaid expenses and other current assets	1,189	1,025
Inventory	274	—
Total current assets	38,825	4,964

Deposits and other assets	131	217
Property and equipment, net	320	311
Total assets	$39,276	$5,492

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$3,324	$1,252
Accrued expenses and other current liabilities	5,025	3,694
Note payable, current portion	2,046	2,389
Total current liabilities	10,395	7,335

Note payable, net of discount	7,855	7,499
Accrued interest	394	327
Deferred rent	25	28
Total liabilities	18,669	15,189

Commitments and contingencies (Note 5)

Stockholders’ equity (deficit):
Preferred Stock, $0.001 par value per share, 5,000,000 and 0 shares authorized, no shares issued and outstanding as of March 31, 2016 and December 31, 2015	—	—
Common stock, $0.001 par value per share; 250,000,000 shares authorized, 91,564,045 and 75,760,061 shares issued and outstanding as of March 31, 2016 and December 31, 2015	92	76
Additional paid-in capital	192,523	151,019
Accumulated deficit	(172,008)	(160,792)
Total stockholders’ equity (deficit)	20,607	(9,697)
Total liabilities and stockholders’ equity (deficit)	$39,276	$5,492

Senseonics Holdings, Inc.

Unaudited Condensed Consolidated Statement of Operations

(in thousands)

	Three Months Ended
	March 31,
	2016	2015
Revenue	$—	$15

Expenses:
Sales and marketing expenses:	633	332
Research and development expenses	6,416	3,665
General and administrative expenses	3,879	1,417

Operating loss	(10,928)	(5,399)
Other income (expense), net:
Interest income	2	1
Interest expense	(276)	(303)
Other income (expense)	(14)	8

Net loss	$(11,216)	$(5,693)

Basic and diluted net loss per common share	$(0.15)	$(2.94)
Basic and diluted weighted-average shares outstanding	77,324,890	1,934,595